Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-81067) and Form S-8 (No. 2-78324, No. 33-69224, No. 33-83400, No. 333-09271, No. 333-64043, No. 333-84237, No. 333-47794, No. 333-66138, No. 333-108842, No. 333-126702, No. 333-137896, No. 333-152248, No. 333-157947, No. 333-162449, No. 333-09271, No. 333-166382, No. 333-169247 and No. 333-177183) of Standard Microsystems Corporation of our report dated April 20, 2012 relating to the financial statements, financial statement schedule, and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

PricewaterhouseCoopers LLP
New York, New York
April 20, 2012